Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Super League Enterprise, Inc. (formerly, “Super League Gaming, Inc.”) of our report dated March 31, 2023, relating to the consolidated financial statements of Super League Enterprise, Inc., which appears in the Annual Report on Form 10-K of Super League Enterprise, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California

December 13, 2024